Exhibit 19

SUNSHINE BIOPHARMA INC.

Insider Trading Policy

Purpose

The purpose of this Insider Trading Policy (the "Policy") is to promote compliance with applicable insider trading laws and regulations of the United States and Canada, and to establish guidelines for the purchase, sale, and other dispositions of the Company's securities by directors, officers, employees, and consultants of Sunshine Biopharma Inc. (the "Company"). The Policy is also intended to prevent “tipping” as it relates to Insider Trading matters.

Scope

This Policy applies to all directors, officers, employees, consultants and their respective family members (including anyone living in the same household, any financially dependent persons, or any controlled entities), as well as any outsiders who have access to material non-public information ("MNPI") through business relationships with the Company (collectively, "Insiders"). Information, whether positive or negative, is generally considered MNPI if there is a likelihood that a reasonable person would consider that information central to determining whether or not to buy, sell or hold a publically traded stock of a company. MNPI includes, but is not limited to, unreleased earnings reports, mergers acquisitions, divestments, product launches, change in executive leadership, significant contracts or partnerships, and government investigations or litigations.

MNPI is “non-public” until it has been disseminated to the public by the Company through various means including, but not limited to, press releases, SEC filings, and postings on official company website. MNPI is generally considered public within 72 hours of such dissemination. All Insiders have a duty to maintain the confidentiality of all nonpublic Company information (i.e. MNPI) regardless of whether that information is obtained through an employment with the Company or from a third-party having an existing or potential relationship with the Company.

Policy

1.	Prohibition on Trading:

a)	Insiders are prohibited from purchasing, selling, or otherwise trading in the Company's securities while in possession of MNPI.
b)	Insiders are prohibited from trading in the securities of any other company if they possess MNPI about that company as a result of their relationship with the Company.
c)	Insiders are prohibited from purchasing, selling, or otherwise trading in the Company's during “Blackout Periods” (as specified hereinbelow).
d)	Insiders are prohibited from trading in the securities of the Company at all times unless they have received “Pre-Clearance” from the Company (as specified hereinbelow).
e)	Insiders are explicitly prohibited from engaging in any derivative transactions involving securities of the Company including, but not limited to, transfers, hedging, margin trading, short selling, options, puts, calls, or swaps.

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2.	Prohibition on “Tipping”:

a)	Insiders must not disclose MNPI to anyone outside the Company, including, but not limited to, family members, friends, or business associates.
b)	Insiders must not recommend or suggest that anyone purchase, sell, or otherwise trade in the Company's securities or the securities of any other company based on MNPI.

3.	Blackout Periods:

a)	Blackout periods are periods during which all Insiders are prohibited from trading the Company's securities. These periods begin two weeks before the end of each fiscal quarter and end after the public release of the Company's financial results for that quarter.
b)	The Company may impose other Blackout Periods from time to time and will communicate the same directly to the Insiders.

4.	Pre-Clearance of Trades:

a)	All Company securities trades by Insiders must be pre-cleared by the Company.
b)	Insiders must submit a written request using the form attached in Exhibit A for pre-clearance at least three business days before the proposed trade. Insiders include immediate family members and controlled entities.
c)	The pre-clearance form must be signed and delivered by email to the CEO of the Company.

5.	Reporting Obligations:

a)	Insiders must promptly report any violations of this Policy by themselves, or other Insiders, to the CEO of the Company by email in a timely fashion.
b)	The Company will investigate reported violations and take appropriate action.

6.	Consequences of Violations:

a)	Violations of this Policy may result in disciplinary action by the Company, up to and including termination of employment or termination from the Board of Director of the Company.
b)	Insiders who violate securities laws may also face civil and criminal penalties, including fines and imprisonment under United States or Canadian security and trade laws and regulations.

7.	Post-Termination Trading:

c)	Insiders who are aware of MNPI relating to the Company when their employment or service relationship terminates may not trade in the Company securities until that information has become public or is no longer material.

8.	Amendments and Waivers:

a)	The Company reserves the right to amend or waive any provision of this Policy at any time.
b)	Any amendments or waivers must be approved by the Company’s Board of Directors or a designated committee thereof.

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Acknowledgment

All Insiders must acknowledge receipt of this Policy and agree to comply with its terms by signing the certification below.

Certification

I hereby certify that I have read, that I understand, and that I agree to comply with, the Insider Trading Policy of Sunshine Biopharma Inc. I further acknowledge and agree that I am responsible for ensuring compliance with the Insider Trading Policy and the Insider Trading procedures included therein by all of my “Affiliates”. I also understand and agree that I will be subject to sanctions, including termination of employment, that may be imposed by the Company, in its sole discretion, for violation of the Insider Trading Policy, and that the Company may give stop-transfer and other instructions to the Company’s transfer agent against the transfer of any Securities in a transaction that the Company considers to be in contravention of the Insider Trading Policy.

Date:	Signature:

Name:

Title:

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EXHIBIT A

STOCK TRANSACTION CLEARANCE REQUEST

Pursuant to its Insider Trading Policy, I hereby notify Sunshine Biopharma Inc. (the “Company”), of my intent to trade the securities of the Company as indicated below:

REQUESTER INFORMATION	Insider’s name:
INTENT TO PURCHASE
Number of shares: __________________	Intended trade date: ____________________
Means of acquiring shares:	☐ Acquisition through employee benefit plan (please specify):
☐ Purchase through a broker on the open market
☐ Other (please specify):

INTENT TO SELL
Number of shares: __________________	Intended trade date: ____________________
Means of selling shares:	☐ Sale through employee benefit plan (please specify):
☐ Sale through a broker on the open market
☐ Other (please specify):

SECTION 16	RULE 144 (Not applicable if transaction requested involves a purchase)

☐ I am not subject to Section 16

☐ To the best of my knowledge, I have not (and am not deemed to have) engaged in an opposite way transaction within the previous 6 months that was not exempt from Section 16(b) of the Exchange Act.

☐ None of the above.

☐ I am not an “affiliate” of the Company and the transaction requested above does not involve the sale of “restricted securities” (as such terms are defined under Rule 144 under the Securities Act of 1933, as amended).

☐ To the best of my knowledge, the transaction requested above will meet all of the applicable conditions of Rule 144.

☐ The transaction requested is being made pursuant to an effective registration statement covering such transaction.

☐ None of the above.

CERTIFICATION

I hereby certify that I am not (1) in possession of any material, non-public information concerning the Company, as defined in the Company’s Insider Trading Compliance Policy and (2) purchasing any securities of the Company on margin in contravention of the Company’s Insider Trading Procedures. I understand that, if I trade while possessing such information or in violation of such trading restrictions, I may be subject to severe civil and/or criminal penalties, and may be subject to discipline by the Company including termination.

_____________________________________	_________________________________
Insider’s Signature	Date
AUTHORIZED APPROVAL
_____________________________________	_________________________________
Signature of _________________________	Date

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